Exhibit 99.1

Press Release — For Immediate Release

July 18, 2012

Penns Woods Bancorp, Inc. Reports Second Quarter 2012 Operating Earnings

Williamsport, PA — July 18, 2012 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

Highlights

•                  Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and losses and bank owned life insurance gains on death benefit, increased to $3,286,000 and $6,477,000 for the three and six months ended June 30, 2012 compared to $2,958,000 and $5,729,000 for the same period of 2011.

•                  Operating earnings per share for the three and six months ended June 30, 2012 were $0.86 and $1.69 basic and dilutive compared to $0.77 and $1.49 basic and dilutive for the same period of 2011, an increase of 11.7% and 13.4%.

•                  Return on average assets was 1.67% and 1.78% for the three and six months ended June 30, 2012 compared to 1.64% for the three and six month periods of 2011.

•                  Return on average equity was 15.48% and 16.42% for the three and six months ended June 30, 2012 compared to 16.29% and 16.45% for the corresponding period of 2011.

“The effort of all employees to focus on relationships has resulted in continued growth of loans and deposits.  These efforts have resulted in significant growth in home equity loans, while core deposits have increased substantially and have been utilized to fund the loan growth.  The growth in loans and deposits is the cornerstone of the strong financial metrics of net income, earnings per share, return on equity, and return on assets that are being reported,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three and six months ended June 30, 2012 was $3,398,000 and $7,087,000 compared to $2,964,000 and $5,817,000 for the same period of 2011.  Results for the three and six months ended June 30, 2012 compared to 2011 were impacted by an increase in after-tax securities gains of $106,000 (from a gain of $6,000 to a gain of $112,000) for the three month periods and an increase in after-tax securities gains of $413,000 (from a gain of $88,000 to a gain of $501,000) for the six month periods.  In addition, a gain of $109,000 on death benefit related to bank owned life insurance was recorded during the six months ended June 30, 2012.  Basic and dilutive earnings per share for the three and six months ended June 30, 2012 were $0.89 and $1.85 compared to $0.78 and $1.52 for the corresponding periods of 2011.  Return on average assets and return on average equity were 1.67% and 15.48% for the three months ended June 30, 2012 compared to 1.64% and 16.29% for the corresponding period of 2011.  Earnings for the six months ended June 30, 2012 correlate to a return on average assets and a return on average equity of 1.78% and 16.42% compared to 1.64% and 16.45% for the six month 2011 period.

Net Interest Margin

The net interest margin for the three and six months ended June 30, 2012 was 4.47% and 4.59% compared to 4.58% and 4.73% for the corresponding period of 2011.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $1,578,000 to $17,010,000 for the six months ended June 30, 2012 compared to the corresponding period of 2011.  Driving this increase is the continued emphasis on core deposit growth.  These deposits represent a lower cost funding source than time deposits and comprise 72.9% of total deposits at June 30, 2012 compared to 68.8% at June 30, 2011.  The average rate paid on total interest-bearing deposits decreased 32 and 33 basis points (bp) for the three and six months ended June 30, 2012 compared to the same period of 2011.  The decrease was led by the rate paid on time deposits decreasing 35 and 36 bp for the three and six months ended June 30, 2012 compared to the same period of 2011.  The duration of the time deposit portfolio, which was shortened over the past several years, is now being slowly lengthened due to the apparent bottoming or near bottoming of deposit rates.  FHLB long-term borrowings have been reduced by $10,500,000 since June 30, 2011 as borrowings in that amount carrying an average rate of 4.60% matured during the three months ended December 31, 2011.

“Maintaining the net interest margin in the current interest rate environment will be challenging.  We have been able to reduce the rates paid on interest-bearing liabilities; however, earning asset yields have also been decreasing.  Earning asset yields are expected to decrease over the near term as loan yields have been decreasing due to the interest rate environment, while at the same time the duration of the bond portfolio has been shortened by utilizing shorter term corporate and agency bonds to offset the relatively longer duration of municipal bonds in the portfolio.  The shortening of the earning asset portfolio may limit current earnings due to the low rates on the short end of the interest rate curve, but it also limits interest rate risk and will provide cash flow over the next few years as we anticipate a period of increasing rates.  The negative effect of the declining yield on earning assets is being limited due to the increase in core deposits.  We expect the overall cost of interest-bearing liabilities to decline through the second half of the year as time deposits reprice and FHLB borrowings mature during the fourth quarter of 2012,” commented President Grafmyre.

Assets

Total assets increased $73,447,000 to $818,433,000 at June 30, 2012 compared to June 30, 2011.  Net loans increased 10.8% to $457,904,000 at June 30, 2012 compared to June 30, 2011 as the economic environment has in general provided fewer loan opportunities over the past year.  Housing, transportation, and all other facets related to the Marcellus Shale natural gas exploration are creating loan opportunities and we are aggressively attempting to attract those loans that meet or exceed our credit standards.  During 2012 a successful loan campaign was undertaken to build home equity loans and lines of credit.  The campaign resulted in loan growth of approximately $15,000,000.  The investment portfolio increased $49,204,000 from June 30, 2011 to June 30, 2012 due to a combination of market value increases and the purchase of short maturity bonds that have been utilized to reduce the portfolio duration and to provide current cash flow.

Non-performing Loans

Our non-performing loans to total loans ratio has decreased to 1.87% at June 30, 2012 from 2.60% at June 30, 2011.  The decrease in non-performing loans is primarily the result of a decrease in commercial loan delinquencies due to several partial charge-offs and the receipt of collateral in lieu of payment with the collateral now carried as other real estate owned.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan charge-offs of $907,000 for the three months ended June 30, 2012 represented 0.79% of average loans for the three months ended June 30, 2012.  The allowance for loan losses was increased to 1.60% of total loans at June 30, 2012 from 1.38% at June 30, 2011 due to the general economic uncertainty that persists.

Deposits

Deposits have grown 12.5%, or $71,334,000, to $641,167,000 at June 30, 2012 compared to June 30, 2011, with core deposits (total deposits excluding time deposits) increasing $75,011,000, while higher cost time deposits decreased $3,677,000.  Noninterest-bearing deposits have increased 17.6% to $117,762,000 at June 30, 2012 compared to June 30, 2011.  Also playing a significant role in increasing core deposits were money market and NOW accounts with growth rates of 17.9% and 27.0%, respectively.  Driving this growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service.  We have also successfully implemented a targeted marketing campaign aimed at further strengthening our customer relationships, while also expanding our market penetration.  In addition our newest branch, Danville, opened in January 2012 and has gathered approximately $20 million in deposits during the first six months of its operation.

Shareholders’ Equity

Shareholders’ equity increased $14,205,000 to $88,111,000 at June 30, 2012 compared to June 30, 2011.   The accumulated other comprehensive gain of $2,925,000 at June 30, 2012 is a result of an increase in unrealized gains on available for sale securities from an unrealized loss of $2,312,000 at June 30, 2011 to an unrealized gain of $7,058,000 at June 30, 2012.  However, the amount of accumulated other comprehensive gain at June 30, 2012 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in an increase in the net loss of $1,720,000.  The current level of shareholders’ equity equates to a book value per share of $22.96 at June 30, 2012 compared to $19.27 at June 30, 2011 and an equity to asset ratio of 10.77% at June 30, 2012 compared to 9.92% at June 30, 2011.  Excluding accumulated other comprehensive gain/loss, book value per share was $22.20 at June 30, 2012 compared to $20.50 at June 30, 2011.  Dividends per share paid to shareholders were $0.47 and $0.94 for the three and six months ended June 30, 2012 compared to $0.46 and $0.92 for the three and six months ended June 30, 2011.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30,
(In Thousands, Except Share Data)	2012	2011	% Change

ASSETS
Noninterest-bearing balances	$16,052	$9,765	64.4%
Interest-bearing deposits in other financial institutions	21	20,904	-99.9%
Total cash and cash equivalents	16,073	30,669	-47.6%

Investment securities, available for sale, at fair value	295,121	245,863	20.0%
Investment securities held to maturity (fair value of $0 and $54)	—	54	-100.0%
Loans held for sale	3,496	6,393	-45.3%
Loans	465,342	419,161	11.0%
Less: Allowance for loan losses	7,438	5,764	29.0%
Loans, net	457,904	413,397	10.8%
Premises and equipment, net	8,229	7,520	9.4%
Accrued interest receivable	4,071	3,803	7.0%
Bank-owned life insurance	16,101	15,776	2.1%
Investment in limited partnerships	3,213	3,875	-17.1%
Goodwill	3,032	3,032	0.0%
Deferred tax asset	5,960	9,638	-38.2%
Other assets	5,233	4,966	5.4%
TOTAL ASSETS	$818,433	$744,986	9.9%

LIABILITIES
Interest-bearing deposits	$523,405	$469,729	11.4%
Noninterest-bearing deposits	117,762	100,104	17.6%
Total deposits	641,167	569,833	12.5%

Short-term borrowings	17,855	17,007	5.0%
Long-term borrowings, Federal Home Loan Bank (FHLB)	61,278	71,778	-14.6%
Accrued interest payable	490	676	-27.5%
Other liabilities	9,532	11,786	-19.1%
TOTAL LIABILITIES	730,322	671,080	8.8%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	0.0%
Common stock, par value $8.33, 15,000,000 shares authorized; 4,018,386 and 4,016,686 shares issued	33,486	33,472	0.0%
Additional paid-in capital	18,136	18,090	0.3%
Retained earnings	39,874	33,379	19.5%
Accumulated other comprehensive gain (loss):
Net unrealized gain (loss) on available for sale securities	7,058	(2,312)	405.3%
Defined benefit plan	(4,133)	(2,413)	-71.3%
Less: Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	0.0%
TOTAL SHAREHOLDERS’ EQUITY	88,111	73,906	19.2%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$818,433	$744,986	9.9%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In Thousands, Except Per Share Data)	2012	2011	% Change	2012	2011	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,294	$6,144	2.4%	$12,608	$12,432	1.4%
Investment securities:
Taxable	1,517	1,411	7.5%	2,991	2,786	7.4%
Tax-exempt	1,383	1,272	8.7%	2,788	2,539	9.8%
Dividend and other interest income	86	57	50.9%	178	109	63.3%
TOTAL INTEREST AND DIVIDEND INCOME	9,280	8,884	4.5%	18,565	17,866	3.9%

INTEREST EXPENSE:
Deposits	934	1,182	-21.0%	1,895	2,376	-20.2%
Short-term borrowings	28	42	-33.3%	62	99	-37.4%
Long-term borrowings, FHLB	620	742	-16.4%	1,240	1,476	-16.0%
TOTAL INTEREST EXPENSE	1,582	1,966	-19.5%	3,197	3,951	-19.1%

NET INTEREST INCOME	7,698	6,918	11.3%	15,368	13,915	10.4%

PROVISION FOR LOAN LOSSES	600	600	0.0%	1,200	1,200	0.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,098	6,318	12.3%	14,168	12,715	11.4%

NON-INTEREST INCOME:
Service charges	458	527	-13.1%	905	1,030	-12.1%
Securities gains, net	170	9	1788.9%	759	134	466.4%
Bank-owned life insurance	133	139	-4.3%	401	313	28.1%
Gain on sale of loans	343	242	41.7%	526	491	7.1%
Insurance commissions	316	180	75.6%	758	389	94.9%
Brokerage commissions	247	281	-12.1%	459	555	-17.3%
Other	614	495	24.0%	1,236	906	36.4%
TOTAL NON-INTEREST INCOME	2,281	1,873	21.8%	5,044	3,818	32.1%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,850	2,475	15.2%	5,867	5,107	14.9%
Occupancy, net	318	301	5.6%	646	649	-0.5%
Furniture and equipment	357	349	2.3%	703	657	7.0%
Pennsylvania shares tax	167	172	-2.9%	336	344	-2.3%
Amortization of investments in limited partnerships	166	165	0.6%	331	331	0.0%
FDIC deposit insurance	115	186	-38.2%	238	373	-36.2%
Other	1,370	1,208	13.4%	2,686	2,383	12.7%
TOTAL NON-INTEREST EXPENSE	5,343	4,856	10.0%	10,807	9,844	9.8%

INCOME BEFORE INCOME TAX PROVISION	4,036	3,335	21.0%	8,405	6,689	25.7%
INCOME TAX PROVISION	638	371	72.0%	1,318	872	51.1%
NET INCOME	$3,398	$2,964	14.6%	$7,087	$5,817	21.8%

EARNINGS PER SHARE - BASIC	$0.89	$0.78	14.1%	$1.85	$1.52	21.7%

EARNINGS PER SHARE - DILUTED	$0.89	$0.78	14.1%	$1.85	$1.52	21.7%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,837,579	3,835,785	0.0%	3,837,391	3,835,542	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,837,579	3,835,785	0.0%	3,837,391	3,835,542	0.0%

DIVIDENDS PER SHARE	$0.47	$0.46	2.2%	$0.94	$0.92	2.2%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	June 30, 2012			June 30, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$21,621	$298	5.54%	$20,369	$306	6.03%
All other loans	435,918	6,097	5.63%	400,072	5,942	5.96%
Total loans	457,539	6,395	5.62%	420,441	6,248	5.96%

Taxable securities	163,294	1,601	3.92%	126,139	1,467	4.65%
Tax-exempt securities	130,313	2,095	6.43%	107,469	1,927	7.17%
Total securities	293,607	3,696	5.04%	233,608	3,394	5.81%

Interest-bearing deposits	13,285	2	0.06%	17,860	1	0.02%

Total interest-earning assets	764,431	10,093	5.30%	671,909	9,643	5.75%

Other assets	50,251			53,037

TOTAL ASSETS	$814,682			$724,946

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$79,465	16	0.08%	$70,698	34	0.19%
Super Now deposits	120,066	153	0.51%	82,483	107	0.52%
Money market deposits	152,858	202	0.53%	123,116	291	0.95%
Time deposits	172,431	563	1.31%	181,250	750	1.66%
Total interest-bearing deposits	524,820	934	0.72%	457,547	1,182	1.04%

Short-term borrowings	17,222	28	0.65%	14,623	42	1.15%
Long-term borrowings, FHLB	61,278	620	4.00%	71,778	742	4.09%
Total borrowings	78,500	648	3.27%	86,401	784	3.59%

Total interest-bearing liabilities	603,320	1,582	1.05%	543,948	1,966	1.44%

Demand deposits	112,683			98,371
Other liabilities	10,889			9,832
Shareholders’ equity	87,790			72,795

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$814,682			$724,946
Interest rate spread			4.25%			4.31%
Net interest income/margin		$8,511	4.47%		$7,677	4.58%

	For the Three Months Ended
	June 30,
	2012	2011
Total interest income	$9,280	$8,884
Total interest expense	1,582	1,966

Net interest income	7,698	6,918
Tax equivalent adjustment	813	759

Net interest income (fully taxable equivalent)	$8,511	$7,677

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Six Months Ended
	June 30, 2012			June 30, 2011
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$21,574	$607	5.66%	$20,370	$614	6.08%
All other loans	429,040	12,207	5.72%	399,839	12,027	6.07%
Total loans	450,614	12,814	5.72%	420,209	12,641	6.07%

Taxable securities	155,247	3,167	4.08%	120,471	2,893	4.80%
Tax-exempt securities	130,452	4,224	6.48%	105,301	3,847	7.31%
Total securities	285,699	7,391	5.17%	225,772	6,740	5.97%

Interest-bearing deposits	7,660	2	0.05%	9,975	2	0.04%

Total interest-earning assets	743,973	20,207	5.45%	655,956	19,383	5.94%

Other assets	50,517			53,464

TOTAL ASSETS	$794,490			$709,420

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$76,546	27	0.07%	$68,616	70	0.21%
Super Now deposits	114,218	295	0.52%	75,867	190	0.51%
Money market deposits	140,122	407	0.58%	116,194	555	0.96%
Time deposits	174,754	1,166	1.34%	184,885	1,561	1.70%
Total interest-bearing deposits	505,640	1,895	0.75%	445,562	2,376	1.08%

Short-term borrowings	19,640	62	0.63%	16,902	99	1.18%
Long-term borrowings, FHLB	61,278	1,240	4.00%	71,778	1,476	4.09%
Total borrowings	80,918	1,302	3.18%	88,680	1,575	3.54%

Total interest-bearing liabilities	586,558	3,197	1.09%	534,242	3,951	1.48%

Demand deposits	110,382			94,941
Other liabilities	11,216			9,502
Shareholders’ equity	86,334			70,735

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$794,490			$709,420
Interest rate spread			4.36%			4.46%
Net interest income/margin		$17,010	4.59%		$15,432	4.73%

	For the Six Months Ended
	June 30,
	2012	2011
Total interest income	$18,565	$17,866
Total interest expense	3,197	3,951

Net interest income	15,368	13,915
Tax equivalent adjustment	1,642	1,517

Net interest income (fully taxable equivalent)	$17,010	$15,432

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Operating Data

Net income	$3,398	$3,689	$3,395	$3,150	$2,964
Net interest income	7,698	7,670	7,595	7,210	6,918
Provision for loan losses	600	600	900	600	600
Net security gains	170	589	479	8	9
Non-interest income, ex. net security gains	2,111	2,174	1,932	1,982	1,864
Non-interest expense	5,343	5,464	5,152	4,968	4,856

Performance Statistics

Net interest margin	4.47%	4.72%	4.78%	4.55%	4.58%
Annualized return on average assets	1.67%	1.91%	1.80%	1.67%	1.64%
Annualized return on average equity	15.48%	17.39%	17.00%	16.49%	16.29%
Annualized net loan charge-offs to avg loans	0.79%	0.01%	0.09%	0.01%	1.41%
Net charge-offs	907	9	101	8	1,477
Efficiency ratio	54.5%	55.5%	54.1%	54.1%	55.3%

Per Share Data

Basic earnings per share	$0.89	$0.96	$0.88	$0.82	$0.78
Diluted earnings per share	0.89	0.96	0.88	0.82	0.78
Dividend declared per share	0.47	0.47	0.46	0.46	0.46
Book value	22.96	22.22	20.97	20.48	19.27
Common stock price:
High	39.90	41.67	39.30	36.56	39.30
Low	36.72	36.20	32.01	31.07	33.33
Close	39.81	40.88	38.78	32.75	34.36
Weighted average common shares:
Basic	3,838	3,837	3,837	3,836	3,836
Fully Diluted	3,838	3,837	3,837	3,836	3,836
End-of-period common shares:
Issued	4,018	4,018	4,018	4,017	4,017
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Financial Condition Data:
General
Total assets	$818,433	$793,114	$763,953	$752,650	$744,986
Loans, net	457,904	435,832	428,805	422,989	413,397
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	641,167	621,542	581,664	575,300	569,833
Noninterest-bearing	117,762	116,271	111,354	104,783	100,104

Savings	81,479	77,253	71,646	73,376	71,923
NOW	115,972	108,904	101,808	103,264	91,285
Money Market	152,114	141,830	124,335	122,896	129,004
Time Deposits	173,840	177,284	172,521	170,981	177,517
Total interest-bearing deposits	523,405	505,271	470,310	470,517	469,729

Core deposits*	467,327	444,258	409,143	404,319	392,316
Shareholders’ equity	88,111	85,279	80,460	78,572	73,906

Asset Quality

Non-performing assets	$8,725	$11,308	$12,009	$14,344	$10,911
Non-performing assets to total assets	1.07%	1.43%	1.57%	1.91%	1.46%
Allowance for loan losses	7,438	7,745	7,154	6,355	5,764
Allowance for loan losses to total loans	1.60%	1.75%	1.64%	1.48%	1.38%
Allowance for loan losses to non-performing loans	85.25%	68.49%	59.57%	44.30%	52.83%
Non-performing loans to total loans	1.87%	2.55%	2.75%	3.34%	2.60%

Capitalization

Shareholders’ equity to total assets	10.77%	10.75%	10.53%	10.44%	9.92%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Thousands, Except Per Share Data)	2012	2011	2012	2011
GAAP net income	$3,398	$2,964	$7,087	$5,817
Less: net securities and bank-owned life insurance gains, net of tax	112	6	610	88
Non-GAAP operating earnings	$3,286	$2,958	$6,477	$5,729

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Return on average assets (ROA)	1.67%	1.64%	1.78%	1.64%
Less: net securities and bank-owned life insurance gains, net of tax	0.06%	0.01%	0.15%	0.02%
Non-GAAP operating ROA	1.61%	1.63%	1.63%	1.62%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Return on average equity (ROE)	15.48%	16.29%	16.42%	16.45%
Less: net securities and bank-owned life insurance gains, net of tax	0.51%	0.04%	1.42%	0.25%
Non-GAAP operating ROE	14.97%	16.25%	15.00%	16.20%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Basic earnings per share (EPS)	$0.89	$0.78	$1.85	$1.52
Less: net securities and bank-owned life insurance gains, net of tax	0.03	0.01	0.16	0.03
Non-GAAP basic operating EPS	$0.86	$0.77	$1.69	$1.49

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Dilutive EPS	$0.89	$0.78	$1.85	$1.52
Less: net securities and bank-owned life insurance gains, net of tax	0.03	0.01	0.16	0.03
Non-GAAP dilutive operating EPS	$0.86	$0.77	$1.69	$1.49